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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-188929 on Form S-8 of our report dated March 14, 2014 relating to the consolidated financial statements of PennyMac Financial Services, Inc., and subsidiaries (the "Company") (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the recapitalization and reorganization) appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2013.

/s/ Deloitte & Touche LLP
Los Angeles, California
March 14, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM